Exhibit 10.11

Statement of Work – Dell Home Sales

This Schedule is subject to the terms and conditions of the Master Services Agreement (the “Agreement”) between EXL Services Inc. (“Provider”), and Dell Products L.P. (“Dell”). The SOW is effective as of 8/2/2003 and is specific to E-mail Technical Support.

1)	Definitions:

a)	Email: A customer communications in the form of written text, available via Dell’s Web-based Email management system.

b)	Post: A single incident of an email response sent to a customer for technical support or customer service for any Supported Product.

c)	Customer: A customer contacting Dell via email for technical support or customer service.

d)	Customer Support Representative (CSR): A Provider employee that performs the Services from the technical support queue or customer service queue.

e)	FTE (full time equivalent): person who works an 8-hour shift with 85% applied time.

f)	Handle Time: The total time spent on an email including consultation, CSR hold time, and wrap up of email. Queue time is not included.

g)	Average Cycle Time: The average time an email spends in queue before a reply is sent to the customer.

h)	Expected Number of emails: The expected number of emails Dell will have available for Provider during any period. This number will be provided by Dell on a monthly basis as outlined in Section 3 below.

i)	Supported Products: Dell products for which Provider has been trained to provide support on Dell’s behalf.

j)	Months: Dell’s fiscal months will be used for all calculations and invoicing in this contract.

k)	[*]

l)	[*]

m)	Dispatch: Calls or emails handled by Provider resulting in part(s) and/or Field Service Technician being sent to the Customer.

n)	[*]

o)	In Writing/Written Form: all references in this document to material needed “in writing” or in “written form” can be delivered as either a hard copy or in electronic format.”

p)	DPS: Dell Product Support, the proprietary interface for Dell product service and support

q)	KMR Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

r)	CeM and Kana: Dell’s e-mail Web-based infrastructure

s)	Reassign Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

t)	DellServe: Dell’s customer support Web-based infrastructure; proprietary Web-based interface for service records to be logged

u)	E-Survey: Customer experience report generated from Dell databases on shared with provider for management of process.

v)	Tech Detail Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

w)	DSN: Proprietary Web-based interface for decision _____ support to assist agents in managing technical support issues.

x)	ACL Tool: Agent Closed Loop Tool

*	Indicates redacted information.

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Statement of Work – Dell Home Sales

y)	[*]

z)	VPN: Virtual Private Network

aa)	SSI: Secure Socket Layer

2)	Scope of Services

a)	Provider will be responsible for providing email technical support to Dell Customers. Dell emails will be available via Dell’s Web-based Email management system. The hours of service shall be twenty-four hours a day, seven days a week, unless otherwise mutually agreed upon. The Email Services will be provided in a manner as similar as is reasonably possible to the way in which Dell provides its own email technical support and customer service and in conjunction with the requirements of Exhibits A and C. Provider is responsible for ensuring its compliance with all security procedures as outlined in Exhibit D, Security Details.

3)	Email Volumes

a)	Forecasting: Dell will give best efforts to provide a rolling ninety-day written forecast of the Expected Number of Emails (herein “Rolling Forecast”) for Provider with adjustments every thirty days. The first thirty days of the Rolling Forecast are the “Locked Forecast” which shall be the volume commitment (hereafter “Locked Forecast”) for Emails Dell will provide during that period. [*]

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b)	Forecast: Change requests must be provided to Provider in written form. If additional capacity is needed on shorter notice, Provider will make commercially reasonable efforts (at

*	Indicates redacted information.

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mutually agreed additional cost and changes to the agreed service levels) to accommodate Dell’s request. Unless otherwise notified in writing, the forecast process described in paragraph (a) of this section will remain in effect.

4)	Support Requirements

(a)	E-Mail Tracking System: Provider will log all answered E-mails into Dell’s customer tracking system (Dellserv). Dell will provide the necessary network permissions and authority required to login and use the system for remote users.

b)	Reporting: Provider will provide the reports listed in Exhibits A and B.

c)	Equipment and Software: Dell will provide a limited number of computers with associated application software along with upgrade hardware, software and maintenance parts required in Provider’s lab for the sole purpose of training CSR’s supporting Dell customers. Provider will be responsible for all costs associated with the installation of upgrades. Provider is responsible for the maintenance and security of these systems. These systems will be returned to Dell at the termination of the agreement in like condition, excluding normal wear and tear from their daily use. Dell may at any time require that these systems undergo service including the replacement of all or part of a system. Dell will endeavor to give appropriate notice to Provider of any such service and schedule with Provider at a mutually agreeable time. Provider is responsible for providing all equipment required by its employees to perform services and to meet Dell’s system requirements. These requirements may change as systems are enhanced.

d)	Knowledge Base and Tech Support Tools: Provider will access Dell support Tools and Support Documentation within, via an agreed upon method. Ownership and responsibility for content of these and all other requisite Dell tools will remain with Dell. Dell will provide login access to this data if needed. Whether marked as such or not, for purposes of the Agreement and this Schedule, all such Tools and Support Documentation within are proprietary and confidential to Dell and Provider may disclose this information only to Customers and only in the provision of the Services. Any other disclosure of such Support Documentation without authority of Dell is a breach of the Agreement.

[*]

e)	Submission of new cases not current and accurate in the Dell Knowledge Base: Will be provided by Provider as identified. Dell will provide submission rights to Provider for all content. Submission of new cases will be measured as noted in Exhibit A section 14.

Provider will provide workspace for up to four (4) Dell staff members at Provider’s contact center site. Dell shall provide reasonable notice of any such request.

*	Indicates redacted information.

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During the course of this Agreement, Provider will be required to use Dell systems in the performance of these Services. Dell will sell systems to Provider at a preferred rate.

In order to analyze consistent performance deviations. Dell reserves the right to audit Provider employee records on performance metrics, administrative and human resources records or seek a certificate from Provider’s auditors for Dell internal use only. All mutually agreed upon costs for such ____/certification will be borne by Dell.

5)	Rates; Fees

a)	Except as set forth otherwise in this Schedule, the fees charged by Provider shall be as follows for e-mail actually handled. E-mails actually handled includes sends only, this does not include external reassigns, internal re-assigns, mandatory re-assigns and any archives.

[*]

Assumptions:

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•	These costs include international bandwidth minus U.S. long distance per minute rate. In case the total amount of E-mail time and post Email work exceeds the average handle time after the pilot period, Dell and Provider will agree to review the assumptions.

b)	Training Expense: Provider will provide trainers for ongoing and new hire training. For new hire training, Provider will absorb up to the first three (3) weeks of Dell specific hardware, product and policy and procedure training. [*]

*	Indicates redacted information.

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[*]

6)	Required Performance Metrics, Required Elements and Success Criteria

a)	Required Performance Metrics are listed in Exhibits A and C. Provider shall implement Exhibits A and C by measuring each Metric as listed in “How to Measure” and supply the list of reports to be provided under agreement. Dell and Provider will regularly review and compare Provider’s performance to the “Goals” and “Minimum Service Level” volume. [*]

d)	Required Elements are listed in Exhibit B. Dell may, upon one (1) day notice to Provider, audit Provider’s compliance with the elements of Exhibit B. The audit may consist of Dell

*	Indicates redacted information.

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and/or its auditors scheduling time with Provider’s employees and executives to review the processes in place pertaining to Exhibit B. As such Provider will assist Dell in completing the audit in a timely fashion by making key employees and/or executives available. All mutually agreed upon costs associated with the Audit shall be borne by Dell.

e)	Success Criteria for email is listed in Exhibits A and C. Provider shall meet or exceed the Success Criteria during the pre-production pilot, not to exceed the 90 days. If Provider is unable to meet or exceed the Success Criteria during the pre-production pilot, Dell will reserve the right to terminate this services contract.

f)	Email Logging [*]—Provider will log all emails in DellServe. The logging goal is 100%. [*].

g)	System availability—Provider will be excused from penalty in the event Dell systems are unavailable through no fault of provider.

7)	Payment Terms

Terms of payment are in full accordance set forth in the Master Services Agreement signed by Provider. Any disputed amounts shall not affect payment of non-disputed charges and expenses or the continuation of the provision of services under this agreement.

8)	Business Review

a)	On a daily, weekly, monthly and quarterly basis, Provider and Dell will review Provider’s performance of the Services. Provider will conduct quarterly business reviews by the 3rd week of the month following and the end of the quarter.

b)	Dell and Provider may alternate the sites of the event to share travel costs.

9)	Term and Termination

a)	The effective date of this Schedule shall be as of the date of execution and shall continue for one year. This Schedule will renew for additional one (1) year period unless otherwise terminated by written notice 60 days prior to expiration.

b)	Dell may terminate this Schedule for convenience upon 60 days notice. Dell’s Locked Forecast and the associated Minimum Monthly Commitment will be applied during the sixty (60) days following written notice of termination.

*	Indicates redacted information.

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Schedule A		Schedule A
Agreed and Accepted:		Agreed and Accepted:

Provider		Dell Products L.P.

By:	/s/ Vikram Talwar	By:	/s/

Name:	Vikram Talwar	Name:

Title:	Vice Chairman & CEO	Title:

Date:	May 29, 2004	Date:

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